    Exhibit 99.1
Ventas, Inc.    353 North Clark Street, Suite 3300    Chicago, Illinois 60654    (877) 4-VENTAS    www.ventasreit.com

Contact:    BJ Grant
(877) 4-VENTAS
Ventas Reports 2024 Third Quarter Results

CHICAGO – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the third quarter ended September 30, 2024.

CEO Remarks

“Ventas delivered another strong quarter executing on our focused strategy to capture the unprecedented multiyear growth opportunity in senior housing,” said Debra A. Cafaro, Ventas Chairman and CEO.

“We drove occupancy and revenue outperformance and double-digit NOI growth in our senior housing operating portfolio, supported by broad-based demand.

“We also have closed or placed under contract $1.7 billion of senior housing investments year to date. This accelerating activity underscores our ability to capture value-creating opportunities in senior housing, and to meaningfully expand our participation in the multiyear senior housing growth opportunity.

“As a result of our momentum, we are updating and improving our full year guidance,” Cafaro concluded.

Third Quarter and Other 2024 Highlights

•Net Income Attributable to Common Stockholders (“Attributable Net Income”) per share of $0.05

•Normalized Funds From Operations* (“Normalized FFO”) per share of $0.80, an increase of approximately 7% compared to the prior year

•Total Company Net Operating Income* (“NOI”) year-over-year growth of 4.9% and Total Company Same-Store Cash NOI* year-over-year growth of 7.6%

•On a Same-Store Cash NOI* basis, the senior housing operating portfolio (“SHOP”) grew 15.3% year-over-year and was led by average occupancy growth of 350 basis points
•Year to date, the Company closed on approximately $1.4 billion of senior housing investments, with an additional $300 million of senior housing investments under contract and expected to close by year end

•Year to date, the Company issued 19.8 million shares of common stock under its at-the-market equity offering program for gross proceeds of approximately $1.1 billion, of which 3.4 million shares are issuable for gross proceeds of approximately $210 million under forward sales agreements and subject to future settlement. Year to date, the Company has completed over $300 million of dispositions

•As of September 30, 2024, the Company had $4.0 billion in liquidity, including availability under its unsecured revolving credit facility, $1.1 billion of cash and cash equivalents and $0.2 billion available under issuances of forward sales of common stock subject to future settlement

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Ventas Reports 2024 Third Quarter Results
October 30, 2024

Third Quarter 2024 Company Results

For the Third Quarter 2024, reported per share results were:

	Quarter Ended September 30,
	2024	2023	$ Change	% Change
Attributable Net Income (Loss)	$0.05	($0.18)	$0.23	n/m
Nareit FFO*	$0.79	$0.73	$0.06	8%
Normalized FFO*	$0.80	$0.75	$0.05	7%
______________________________
n/m - Not meaningful

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Delivering Profitable Organic Growth in Senior Housing

The third quarter SHOP Same-Store portfolio grew average occupancy by 350 basis points year-over-year. When combined with rate growth, total revenue grew 8.7%. The SHOP Same-Store portfolio delivered year-over-year Same-Store Cash NOI growth of over 15% in the third quarter.

Third quarter average occupancy growth in the SHOP Same-Store portfolio was led by the U.S. at 400 basis points year-over-year. Canada average occupancy grew 200 basis points year-over-year, reaching a new record of 96.5% in the third quarter.

External Growth Opportunities Focused on Senior Housing

Ventas has closed or placed under contract $1.7 billion of senior housing investments year to date. These senior housing investments are expected to generate attractive NOI yields, are priced below replacement cost, and offer significant multiyear NOI growth potential consistent with the Company’s investment criteria. The Company intends to continue to build on its investment momentum to capture value-creating opportunities in senior housing and meaningfully expand its participation in the multiyear senior housing growth opportunity.

Financial Strength and Flexibility

Ventas’s long-term success is supported by its scale, strong liquidity and access to multiple sources of attractive capital. Net Debt-to-Further Adjusted EBITDA* improved to 6.3x at the end of the third quarter led by SHOP organic growth and equity-funded senior housing investments, representing an improvement of 0.6x from year-end 2023.

Corporate Sustainability Leadership

In September, Ventas released its 2023-2024 Corporate Sustainability Report (“CSR”). The report details the Company’s environmental, social and governance initiatives to support the growth and success of its business and to advance its vital mission of helping a large and rapidly growing aging population live longer, healthier, happier lives. Ventas continues to earn global recognition for sustainability leadership and accomplishments, including distinction as the #1 Listed Healthcare REIT in the GRESB global ESG real estate assessment since 2017 and ENERGY STAR ® Partner of the Year in Energy Management for four consecutive years, with the Sustained Excellence designation for the second consecutive year. The report is available at www.ventasreit.com/csr2024.

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

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Ventas Reports 2024 Third Quarter Results
October 30, 2024

Updated and Improved Full Year 2024 Guidance

The Company is updating and improving its guidance for the full year. The Company’s guidance contains forward-looking statements and is based on a number of assumptions, including select assumptions identified later in this press release. Actual results may differ materially.

	As of 8/1/2024	As of 10/30/2024
Attributable Net Income Per Share Range	$0.07 - $0.13	$0.09 - $0.13
Attributable Net Income Per Share Midpoint	$0.10	$0.11
Nareit FFO Per Share Range*	$3.02 - $3.08	$3.04 - $3.08
Nareit FFO Per Share Midpoint*	$3.05	$3.06
Normalized Per Share FFO Range*	$3.12 - $3.18	$3.14 - $3.18
Normalized Per Share FFO Midpoint*	$3.15	$3.16
* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Investor Presentation

A Third Quarter Earnings Presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its Third Quarter 2024 Supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, the Company’s website, including the information contained in the aforementioned Earnings Presentation and Supplemental, is not incorporated by reference into, and is not part of, this document.

Third Quarter 2024 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Thursday, October 31, 2024 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (609) 800-9909 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas, Inc. (NYSE: VTR) is a leading S&P 500 real estate investment trust enabling exceptional environments that benefit a large and growing aging population. With approximately 1,350 properties in North America and the United Kingdom, Ventas occupies an essential role in the longevity economy. The Company’s growth is fueled by its over 800 senior housing communities, which provide valuable services to residents and enable them to thrive in supported environments. The Ventas portfolio also includes outpatient medical buildings, research centers and healthcare facilities. The Company aims to deliver outsized performance by leveraging its unmatched operational expertise, data-driven insights from its Ventas OITM platform, extensive relationships and strong financial position. Ventas’s seasoned team of talented professionals shares a commitment to excellence, integrity and a common purpose of helping people live longer, healthier, happier lives.

Non-GAAP Financial Measures

This press release of Ventas, Inc. (the “Company,” “we,” “us,” “our” and similar terms) includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”), such as Nareit FFO, Normalized FFO, Net Operating Income (“NOI”), Same-Store Cash NOI, Same-Store Cash NOI Growth and Net Debt to Further Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to the
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Ventas Reports 2024 Third Quarter Results
October 30, 2024

most directly comparable GAAP measures are included in the appendix to this press release. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives for, or superior to, financial measures calculated in accordance with GAAP.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our subsequent Quarterly Reports on Form 10-Q.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments; (b) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulations, including evolving laws and regulations regarding data privacy, cybersecurity and environmental matters, and the challenges and expense associated with complying with such regulation; (c) the potential for significant general and commercial claims, legal actions, investigations, regulatory proceedings and enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs, uninsured liabilities, including fines and other penalties, reputational harm or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of or nonpayment for new admissions, denial of reimbursement, suspension, decertification or exclusion from federal, state or foreign healthcare programs or the closure of facilities or communities; (d) our reliance on third-party managers and tenants to operate or exert substantial control over properties they manage for, or rent from, us, which limits our control and influence over such properties, their operations and their performance; (e) the impact of market and general economic conditions on us, our tenants, managers and borrowers and in areas in which our properties are geographically concentrated, including macroeconomic trends and financial market events, such as bank failures and other events affecting financial institutions, market volatility, increases in inflation, changes in or elevated interest and exchange rates, tightening of lending standards and reduced availability of credit or capital, geopolitical conditions, supply chain pressures, rising labor costs and historically low unemployment, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public and private capital markets; (f) our reliance and the reliance of our tenants, managers and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained; (g) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate, and the financial condition or business prospect of our tenants, managers
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Ventas Reports 2024 Third Quarter Results
October 30, 2024

and borrowers; (h) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to make payments or meet their other obligations to us, which could have an adverse impact on our results of operations and financial condition; (i) the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (j) our current and future amount of outstanding indebtedness, and our ability to access capital and to incur additional debt which is subject to our compliance with covenants in instruments governing our and our subsidiaries’ existing indebtedness; (k) risks related to the recognition of reserves, allowances, credit losses or impairment charges which are inherently uncertain and may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition; (l) the risk that our leases or management agreements are not renewed or are renewed on less favorable terms, that our tenants or managers default under those agreements or that we are unable to replace tenants or managers on a timely basis or on favorable terms, if at all; (m) our ability to identify and consummate future investments in, or dispositions of, healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (n) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising or elevated interest rates, labor conditions and supply chain pressures, and risks related to increased construction and development in markets in which our properties are located, including adverse effect on our future occupancy rates; (o) our ability to attract and retain talented employees; (p) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (q) the ownership limits contained in our certificate of incorporation with respect to our capital stock in order to preserve our qualification as a REIT, which may delay, defer or prevent a change of control of our company; (r) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (s) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising or elevated interest rates; (t) our exposure to various operational risks, liabilities and claims from our operating assets; (u) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (v) our exposure to particular risks due to our specific asset classes and operating markets, such as adverse changes affecting our specific asset classes and the real estate industry, the competitiveness or financial viability of hospitals on or near the campuses where our outpatient medical buildings are located, our relationships with universities, the level of expense and uncertainty of our research tenants, and the limitation of our uses of some properties we own that are subject to ground lease, air rights or other restrictive agreements; (w) the risk of damage to our reputation; (x) the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (y) the risk of exposure to unknown liabilities from our investments in properties or businesses; (z) the occurrence of cybersecurity threats and incidents that could disrupt our or our tenants’, managers’ or borrower’s operations, result in the loss of confidential or personal information or damage our business relationships and reputation; (aa) the failure to maintain effective internal controls, which could harm our business, results of operations and financial condition; (bb) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (cc) disruptions to the management and operations of our business and the uncertainties caused by activist investors; (dd) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change; (ee) the risk of potential dilution resulting from future sales or issuances of our equity securities; and (ff) the other factors set forth in our periodic filings with the Securities and Exchange Commission.
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Ventas Reports 2024 Third Quarter Results
October 30, 2024

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	As of September 30, 2024	As of December 31, 2023
Assets
Real estate investments:
Land and improvements	$2,638,649	$2,596,274
Buildings and improvements	27,626,929	27,201,381
Construction in progress	362,189	368,143
Acquired lease intangibles	1,460,883	1,448,146
Operating lease assets	309,765	312,142
	32,398,415	31,926,086
Accumulated depreciation and amortization	(10,888,157)	(10,177,136)
Net real estate property	21,510,258	21,748,950
Secured loans receivable and investments, net	144,797	27,986
Investments in unconsolidated real estate entities	622,996	598,206
Net real estate investments	22,278,051	22,375,142
Cash and cash equivalents	1,104,733	508,794
Escrow deposits and restricted cash	60,964	54,668
Goodwill	1,045,955	1,045,176
Assets held for sale	50,637	56,489
Deferred income tax assets, net	3,495	1,754
Other assets	803,354	683,410
Total assets	$25,347,189	$24,725,433
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$13,668,871	$13,490,896
Accrued interest	113,753	117,403
Operating lease liabilities	215,440	194,734
Accounts payable and other liabilities	1,148,752	1,041,616
Liabilities related to assets held for sale	5,252	9,243
Deferred income tax liabilities	36,755	24,500
Total liabilities	15,188,823	14,878,392
Redeemable OP unitholder and noncontrolling interests	329,688	302,636
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 600,000 shares authorized, 419,267 and 402,380 shares outstanding at September 30, 2024 and December 31, 2023, respectively	104,723	100,648
Capital in excess of par value	16,466,182	15,650,734
Accumulated other comprehensive loss	(38,472)	(35,757)
Retained earnings (deficit)	(6,748,224)	(6,213,803)
Treasury stock, 3 and 279 shares issued at September 30, 2024 and December 31, 2023, respectively	(25,115)	(13,764)
Total Ventas stockholders’ equity	9,759,094	9,488,058
Noncontrolling interests	69,584	56,347
Total equity	9,828,678	9,544,405
Total liabilities and equity	$25,347,189	$24,725,433
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Ventas Reports 2024 Third Quarter Results
October 30, 2024

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Rental income:
Triple-net leased properties	$155,349	$159,812	$464,651	$463,906
Outpatient medical and research portfolio	220,957	226,326	658,687	645,137
	376,306	386,138	1,123,338	1,109,043
Resident fees and services	845,532	754,417	2,476,436	2,184,024
Third party capital management revenues	4,392	5,315	13,020	13,488
Income from loans and investments	1,881	1,208	4,606	21,351
Interest and other income	8,204	2,754	19,809	5,529
Total revenues	1,236,315	1,149,832	3,637,209	3,333,435
Expenses
Interest	150,437	147,919	449,629	419,259
Depreciation and amortization	304,268	370,377	944,371	957,185
Property-level operating expenses:
Senior housing	631,550	573,715	1,844,730	1,658,047
Outpatient medical and research portfolio	77,479	78,915	224,703	217,999
Triple-net leased properties	4,379	3,847	11,623	11,180
	713,408	656,477	2,081,056	1,887,226
Third party capital management expenses	1,553	1,472	4,956	4,614
General, administrative and professional fees	35,092	33,297	121,556	112,494
Loss (gain) on extinguishment of debt, net	—	612	672	(6,189)
Transaction, transition and restructuring costs	8,580	7,125	16,143	11,580
Recovery of allowance on loans receivable and investments, net	(56)	(66)	(166)	(20,195)
Gain on foreclosure of real estate	—	—	—	(29,127)
Shareholder relations matters	—	—	15,751	—
Other expense (income)	3,935	9,432	10,729	(765)
Total expenses	1,217,217	1,226,645	3,644,697	3,336,082
Income (loss) before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	19,098	(76,813)	(7,488)	(2,647)
Income (loss) from unconsolidated entities	4,629	(5,119)	(5,406)	20,512
Gain on real estate dispositions	271	10,711	50,282	22,317
Income tax (expense) benefit	(3,002)	1,662	(7,764)	14,237
Net income (loss)	20,996	(69,559)	29,624	54,419
Net income attributable to noncontrolling interests	1,753	1,565	5,306	4,573
Net income (loss) attributable to common stockholders	$19,243	$(71,124)	$24,318	$49,846
Earnings per common share
Basic:
Net income (loss)	$0.05	$(0.17)	$0.07	$0.14
Net income (loss) attributable to common stockholders	0.05	(0.18)	0.06	0.12
Diluted:[1]
Net income (loss)	$0.05	$(0.17)	$0.07	$0.13
Net income (loss) attributable to common stockholders	0.05	(0.18)	0.06	0.12
Weighted average shares used in computing earnings per common share
Basic	414,599	402,859	408,691	401,424
Diluted	419,474	406,655	412,785	405,166

1 Potential common shares are not included in the computation of diluted earnings per share (“EPS”) when a net loss exists as the effect would be an antidilutive per share amount.
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Ventas Reports 2024 Third Quarter Results
October 30, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)
(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

			Q3 YoY
	2024	2023	Change
	Q3	Q3	’24-’23
Net income (loss) attributable to common stockholders	$19,243	$(71,124)	n/m
Net income (loss) attributable to common stockholders per share[1]	$0.05	$(0.18)	n/m
Adjustments:
Depreciation and amortization on real estate assets	303,599	369,781
Depreciation on real estate assets related to noncontrolling interests	(3,942)	(4,045)
Depreciation on real estate assets related to unconsolidated entities	12,890	11,057
Gain on real estate dispositions	(271)	(10,711)
Gain on real estate dispositions related to noncontrolling interests	—	2
Gain on real estate dispositions and other related to unconsolidated entities	(34)	—
Subtotal: Nareit FFO adjustments	312,242	366,084
Subtotal: Nareit FFO adjustments per share	$0.74	$0.90
Nareit FFO attributable to common stockholders	$331,485	$294,960	12%
Nareit FFO attributable to common stockholders per share	$0.79	$0.73	8%

Adjustments:
Loss on derivatives, net	1,489	5,533
Non-cash income tax expense (benefit)	1,157	(3,417)
Loss on extinguishment of debt, net	—	612
Transaction, transition and restructuring costs	8,580	7,125
Amortization of other intangibles	96	96
Non-cash impact of changes to equity plan	(2,599)	(2,194)
Significant disruptive events, net	2,104	(872)
Recovery of allowance on loans receivable and investments, net	(56)	(66)
Normalizing items related to noncontrolling interests and unconsolidated entities, net	(7,737)	2,778
Subtotal: Normalized FFO adjustments	3,034	9,595
Subtotal: Normalized FFO adjustments per share	$0.01	$0.02
Normalized FFO attributable to common stockholders	$334,519	$304,555	10%
Normalized FFO attributable to common stockholders per share	$0.80	$0.75	7%
Weighted average diluted shares	419,474	406,655

______________________________ n/m - Not meaningful
[1] Potential common shares are not included in the computation of diluted earnings per share when a net loss exists as the effect would be an antidilutive per share amount.

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Ventas Reports 2024 Third Quarter Results
October 30, 2024

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers Nareit FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Nareit FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of Nareit FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Nareit Funds From Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) transaction, transition and restructuring costs; (b) amortization of other intangibles; (c) the impact of expenses related to asset impairment and valuation allowances; (d) the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (e) the non-cash impact of income tax benefits or expenses; (f) the non-cash impact of changes to the Company’s executive equity compensation plan; (g) non-cash charges related to leases; (h) the financial impact of contingent consideration; (i) gains and losses on derivatives and changes in the fair value of financial instruments; (j) gains and losses on non-real estate dispositions and other normalizing items related to noncontrolling interests and unconsolidated entities; (k) net expenses or recoveries related to significant disruptive events; and (l) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

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Ventas Reports 2024 Third Quarter Results
October 30, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2024 Guidance as of October 30, 20241
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2024		FY 2024 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$36	$53	$0.09	$0.13

Depreciation and amortization adjustments	1,280	1,280	3.07	3.07
Gain on real estate dispositions	(50)	(50)	(0.12)	(0.12)

Nareit FFO attributable to common stockholders	$1,266	$1,283	$3.04	$3.08

Other adjustments[3]	43	43	0.10	0.10

Normalized FFO attributable to common stockholders	$1,309	$1,326	$3.14	$3.18
% Year-over-year growth			5%	6%

Weighted average diluted shares (in millions)	417	417

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions:

1.Expect to close $1.7 billion of senior housing investments, with $1.4 billion closed year to date
2.Expect to dispose of assets for $330 million in net proceeds
3.FAD capital expenditures of ~$250 million
4.General and administrative expenses expected to range from $155 million to $160 million
5.Interest expense expected to range from $605 million to $609 million
6.The $9 million gain recognized in the third quarter arising from the Ardent IPO in July 2024 and the year to date impacts of $14 million in net cash proceeds from the exercise and sale of Brookdale warrants are included in Net Income and Nareit FFO and not included in Normalized FFO

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Ventas Reports 2024 Third Quarter Results
October 30, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2024 Guidance as of August 1, 20241
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2024		FY 2024 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$31	$56	$0.07	$0.13

Depreciation and amortization adjustments	1,272	1,272	3.07	3.07
Gain on real estate dispositions	(50)	(50)	(0.12)	(0.12)

Nareit FFO attributable to common stockholders	$1,253	$1,278	$3.02	$3.08

Other adjustments[3]	40	40	0.10	0.10

Normalized FFO attributable to common stockholders	$1,294	$1,318	$3.12	$3.18
% Year-over-year growth			4%	6%

Weighted average diluted shares (in millions)	415	415

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions:

1.Close ~$750 million of investments focused on senior housing, all equity funded (no further investment activity assumed)
2.Dispose of assets for $300 million in net proceeds
3.FAD capital expenditures of ~$250 million
4.General and administrative expenses expected to range from $155 million to $160 million
5.Interest expense expected to range from $603 million to $611 million
6. 2024 Guidance midpoint includes ~($0.015) per share non-cash GAAP impact on Normalized FFO from straight-lining upon potential Kindred lease resolution

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Ventas Reports 2024 Third Quarter Results
October 30, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Third Quarter 2024 Same-Store Cash NOI by Segment
(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended September 30, 2024
	SHOP	Outpatient Medical and Research Portfolio	Triple-Net Leased Properties	Non-Segment	Total
Net income attributable to common stockholders					$19,243
Adjustments:
Interest and other income					(8,204)
Interest expense					150,437
Depreciation and amortization					304,268
General, administrative and professional fees					35,092
Transaction, transition and restructuring costs					8,580
Recovery of allowance on loans receivable and investments, net					(56)
Other expense					3,935
Income from unconsolidated entities					(4,629)
Gain on real estate dispositions					(271)
Income tax expense					3,002
Net income attributable to noncontrolling interests					1,753
NOI	$213,982	$144,096	$150,970	$4,102	$513,150
Adjustments:
Straight-lining of rental income	—	(2,394)	1,276	—	(1,118)
Non-cash rental income	—	(1,935)	(11,841)	—	(13,776)
NOI not included in cash NOI[1]	514	(167)	(194)	—	153
Non-segment NOI	—	—	—	(4,102)	(4,102)
Cash NOI	$214,496	$139,600	$140,211	$—	$494,307

Adjustments:
Cash NOI not included in Same-Store	(20,872)	(5,440)	(6,702)	—	(33,014)
Same-Store Cash NOI	$193,624	$134,160	$133,509	$—	$461,293

Percentage increase	15.3%	2.1%	3.2%		7.6%

1     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2024 Third Quarter Results
October 30, 2024

	For the Three Months Ended September 30, 2023
	SHOP	Outpatient Medical and Research Portfolio	Triple-Net Leased Properties	Non-Segment	Total
Net loss attributable to common stockholders					$(71,124)
Adjustments:
Interest and other income					(2,754)
Interest expense					147,919
Depreciation and amortization					370,377
General, administrative and professional fees					33,297
Loss on extinguishment of debt, net					612
Transaction, transition and restructuring costs					7,125
Recovery of allowance on loans receivable and investments, net					(66)
Other expense					9,432
Loss from unconsolidated entities					5,119
Gain on real estate dispositions					(10,711)
Income tax benefit					(1,662)
Net income attributable to noncontrolling interests					1,565
NOI	$180,702	$148,073	$155,965	$4,389	$489,129
Adjustments:
Straight-lining of rental income	—	(2,350)	(191)	—	(2,541)
Non-cash rental income	—	(2,484)	(12,464)	—	(14,948)
NOI not included in cash NOI[1]	1,908	(5,481)	(8,073)	—	(11,646)
Non-segment NOI	—	—	—	(4,389)	(4,389)
NOI impact from change in FX	(780)	—	190	—	(590)
Cash NOI	$181,830	$137,758	$135,427	$—	$455,015

Adjustments:
Cash NOI not included in Same-Store	(13,971)	(6,389)	(6,029)	—	(26,389)
NOI impact from change in FX not in Same-Store	5	—	—	—	5
Same-Store Cash NOI	$167,864	$131,369	$129,398	$—	$428,631

1     Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2024 Third Quarter Results
October 30, 2024

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Adjusted EBITDA and Net Debt
(Dollars in thousands USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended
	September 30, 2024		June 30, 2024		December 31, 2023
Net income (loss) attributable to common stockholders	$19,243		$19,387		$(90,819)
Adjustments:
Interest expense	150,437		149,259		154,853
Loss on extinguishment of debt, net	—		420		85
Taxes (including tax amounts in general, administrative and professional fees)	3,324		9,214		5,743
Depreciation and amortization	304,268		339,848		435,276
Non-cash stock-based compensation expense	4,268		5,791		5,690
Transaction, transition and restructuring costs	8,580		2,886		3,635
Shareholder relations matters	—		37		—
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(7,268)		(7,014)		(3,491)
Loss from unconsolidated entities, adjusted for Ventas’ share of EBITDA from unconsolidated entities	21,178		29,038		30,539
Gain on real estate dispositions	(271)		(49,670)		(39,802)
Unrealized foreign currency (gain) loss	(3,687)		33		(320)
Loss (gain) on derivatives, net	1,489		1,401		(24,375)
Significant disruptive events, net	2,104		2,363		(1,901)
Recovery of allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interest	(56)		(39)		(73)
Other normalizing items [1]	—		302		2,750
Adjusted EBITDA	$503,609		$503,256		$477,790
Adjustment for current period activity	4,888		(375)		1,035
Further Adjusted EBITDA	$508,497		$502,881		$478,825

Further Adjusted EBITDA annualized	$2,033,988		$2,011,524		$1,915,300

Total debt	$13,668,871		$13,175,077		$13,490,896
Cash and cash equivalents	(1,104,733)		(557,082)		(508,794)
Restricted cash pertaining to debt	(32,892)		(31,461)		(29,019)
Partners’ share of consolidated debt	(311,685)		(302,231)		(297,480)
Ventas’ share of unconsolidated debt	650,166		637,504		575,329
Net debt	$12,869,727		$12,921,807		$13,230,932

Net Debt / Further Adjusted EBITDA	6.3	x	6.4	x	6.9	x

1 Includes adjustments for unusual items, including approximately $0.3 million and $2.8 million for the three months ended June 30, 2024 and December 31, 2023, respectively, primarily related to the settlement by one of our operators of class action litigation in our SHOP segment.

The Company believes that Net debt and Further Adjusted EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

Adjusted EBITDA

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding (a) gains or losses on extinguishment of debt; (b) noncontrolling interests’ share of adjusted EBITDA; (c)
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Ventas Reports 2024 Third Quarter Results
October 30, 2024

transaction, transition and restructuring costs; (d) net gains or losses on real estate activity; (e) gains or losses on re-measurement of equity interest upon acquisition; (f) gains or losses on derivatives and changes in the fair value of financial instruments; (g) unrealized foreign currency gains or losses; (h) net expenses or recoveries related to significant disruptive events; and (i) non-cash charges related to leases, and including (x) Ventas’ share of adjusted EBITDA from unconsolidated entities and (y) the impact of other items set forth in the Adjusted EBITDA reconciliation included herein.

Further Adjusted EBITDA

Further Adjusted EBITDA is Adjusted EBITDA further adjusted for transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Further Adjusted EBITDA reconciliation included herein.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, outpatient medical and research portfolio and triple-net leased properties), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-Store

The Company defines Same-Store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the Same-Store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in Same-Store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the outpatient medical and research portfolio and triple-net leased properties reportable business segments will be included in Same-Store once substantial completion of work has occurred for the full period in both periods presented. Senior housing operating portfolio and triple-net leased properties that have undergone operator or business model transitions will be included in Same-Store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from Same-Store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a significant disruptive redevelopment; (iv) for the outpatient medical and research portfolio and triple-net leased properties reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and triple-net leased properties reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.
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Ventas Reports 2024 Third Quarter Results
October 30, 2024

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.
Contacts
BJ Grant
(877) 4-VENTAS
Source: Ventas, Inc.
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